                                                                    Exhibit 16.1


                              Pannell Kerr Forster
                                New Garden House
                                78 Hatton Garden
                                London BCIN 8JA
                                    England




April 2, 1999



Securities Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
U.S.A.

Gentlemen:

We have read the statements made by AremisSoft Corporation (copy attached), which we understand will be filed with the Commission as part of the Company's registration statement on Form S-1. We agree with the statements concerning our firm contained therein.

                                       Very truly yours,

                                       /s/ Pannell Kerr Forster
                                       -------------------------------
                                       Pannell Kerr Forster

                             CHANGE IN ACCOUNTANTS



     Pannell Kerr Forster acted as the Company's independent auditors until May 15, 1998, at which time Ernst & Young was engaged as the Company's auditors. In connection with the audits of the previous two years and subsequent interim periods, there were no disagreements with Pannell Kerr Forster on any matters of accounting principles or practices financial statement disclosure, or audit scope or procedure which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreements. In December 1998 Pannell Kerr Forster, chartered accountants, was again engaged as the Company's independent auditors. Accordingly the engagement of Ernst & Young, chartered accountants, was discontinued effective December 16, 1998. Both decisions to change independent accountants were approved by the Company's Board of Directors. During their engagement for the 1997 fiscal year and subsequent interim periods, Ernst & Young issued no audit report which was qualified or modified as to uncertainty, audit scope or accounting principles, or which contained adverse opinions or disclaimers of opinion on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreements.